As filed with the Securities and Exchange Commission on August 12, 1997

                           Registration No. 333-30203
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        PRE-EFFECTIVE AMENDMENT NO. 3 TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                              (Including Exhibits)

                             RIVERVIEW BANCORP, INC.
                    (Exact name of registrant in its charter)


        Washington                        6035                   91-1838969
-------------------------------     ----------------           ----------------
(State or other jurisdiction of     (Primary SIC No.)         (I.R.S. Employer
incorporation or organization)                               Identification No.)


                             700 N.E. Fourth Avenue
                             Camas, Washington 98607
                                 (360) 834-2231
        (Address and telephone number of principal executive offices and place of business)

                          John F. Breyer, Jr., Esquire
                          Victor L. Cangelosi, Esquire
                                BREYER & AGUGGIA
                               1300 I Street, N.W.
                                 Suite 470 East
                             Washington, D.C. 20005
                                 (202) 737-7900

            (Name, address and telephone number of agent for service)

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

     As soon as practicable after this registration statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amended Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Camas, State of Washington, on this 12th day of August 1997.

                                   RIVERVIEW BANCORP, INC.


                                   By:   /s/ Patrick Sheaffer
                                         -------------------------------------
                                         Patrick Sheaffer
                                         President and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures                             Title                         Date
----------                             -----                         ----


/s/ Patrick Sheaffer          President, Chief Executive        August 12, 1997
-------------------------     and Director
Patrick Sheaffer              (Principal Executive Officer)


/s/ Ron Wysaske*              Treasurer, Chief Financial        August 12, 1997
-------------------------     Officer and Director
Ron Wysaske                   (Principal Financial and
                              Accounting Officer)


/s/ Roger Malfait*            Director                          August 12, 1997
-------------------------
Roger Malfait


/s/ Gary R. Douglass*         Director                          August 12, 1997
-------------------------
Gary R. Douglass


/s/ Dale E. Scarbrough*       Director                          August 12, 1997
-------------------------
Dale E. Scarbrough


/s/ Paul L. Runyan*           Director                          August 12, 1997
-------------------------
Paul L. Runyan


/s/ Robert K. Leick*          Director                          August 12, 1997
-------------------------
Robert K. Leick

*By power of attorney dated June 25, 1997.

                                INDEX TO EXHIBITS

1.1 -- Form of proposed Agency Agreement among Riverview Bancorp, Inc., Riverview Savings Bank, FSB, Riverview, M.H.C. and Charles Webb & Company (a)


1.2 -- Engagement Letter between Riverview Savings Bank, FSB and Charles Webb & Company (a)

2     --  Plan of Conversion and Reorganization of Riverview Savings Bank, FSB
          and Riverview, M.H.C. (a)

3.1   --  Articles of Incorporation of Riverview Bancorp, Inc. (a)

3.2   --  Bylaws of Riverview Bancorp, Inc. (a)

4     --  Form of Certificate for Common Stock (a)

5     --  Opinion  of  Breyer  &  Aguggia  regarding  legality  of  securities registered (a)

8.1   --  Federal Tax Opinion of Breyer & Aguggia (a)

8.2   --  State Tax Opinion of Deloitte & Touche LLP (a)

8.3 -- Opinion of RP Financial, LC. as to the value of subscription rights (a)

10.1  --  Proposed Form of Employment Agreement For Senior Officers (a)

10.2  --  Proposed Form of Severance Agreement for Key Officers (a)

10.3  --  Proposed Form of Employee Stock Ownership Plan (a)

10.4  --  Proposed Form of Employee Severance Compensation Plan (a)

10.5  --  Proposed Form of Employee's Savings & Profit Sharing Plan and
          Trust (a)

11    --  Statement Regarding Computation of Earnings Per Share (a)

21    --  Subsidiaries of Riverview Bancorp, Inc. (a)

23.1  --  Consent of Deloitte & Touche LLP

23.2  --  Consent of Breyer & Aguggia (a)

23.3  --  Consent of RP Financial, LC. (a)

24    --  Power of Attorney (a)

99.1 -- Order and Acknowledgement Form (contained in the marketing materials included herein as Exhibit 99.2) (a)

99.2  --  Solicitation and Marketing Materials (a)

99.3  --  Appraisal Agreement with RP Financial, LC. (a)


99.4  --  Appraisal Report of RP Financial, LC.


99.5  --  Proxy Statement for Special Meeting of Members of Riverview,
          M.H.C. (a)

99.6 -- Proxy Statement for Annual Meeting of Stockholders of Riverview Savings Bank, FSB (a)

---------------------
(a) Previously filed.